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                                  EXHIBIT 2(c)


           WARRANT TO PURCHASE UP TO 2,400,000 SHARES OF COMMON STOCK

                                     WARRANT

                            Dated: September 25, 1996


         THIS CERTIFIES THAT VGBS ACQUISITION CORP., a New York corporation (herein sometimes called the "Holder") is entitled to purchase from THE VILLAGE GREEN BOOKSTORE, INC., a New York corporation (the "Company"), at the price and during the period hereinafter specified, up to 2,400,000 shares of the Common Stock, $.001 par value, of the Company (the "Common Stock"). Each Warrant ("Warrant") is exercisable to purchase one share of Common Stock at any time commencing on September 16, 1996, and ending on September 15, 2001, at an exercise price of $.50 per share or as otherwise provided in Section 1 hereof. This Warrant is issued in consideration of a Credit Agreement for an amount of up to $1,200,000 extended to the Company by the Holder for use by the Company in paying the principal amount due under the Company's $1,200,000 7% Convertible Senior Subordinated Debentures due 1996. The Company has issued a Negotiable Promissory Grid Note for up to $1,200,000 (the "Promissory Note") to the Holder pursuant to the Credit Agreement. Except as otherwise expressly provided herein, the shares of Common Stock issued upon exercise of this Warrant shall bear the same terms and conditions described under the caption "Description Of Securities" in the Company's registration statement (File No. 33-88376) on Form SB-2, except such Common Stock will not be registered under the Securities Act of 1933, as amended (the "Act"). Each certificate evidencing the Common Stock shall bear the appropriate restrictive legend set forth below, except that any such certificate shall not bear such restrictive legend if (a) it is transferred in compliance with Rule 144 or Rule 144A promulgated under the Act, or (b) the Company is provided with an opinion of counsel to the effect that such legend is not required in order to establish compliance with the provisions of the Act:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE WARRANT RESTRICTING THE TRANSFER OF THESE SECURITIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE OFFICE OF THE COMPANY AT ROCHESTER, NEW YORK."
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Unless the context otherwise requires, all references herein to a "Section"
shall mean the appropriate Section of this Warrant.

         1. EXERCISE PRICE AND PERIOD. The rights represented by this Warrant shall be exercisable at $.50 per share (the "Exercise Price") or by cancellation of outstanding indebtedness under the Promissory Note (as described below) effective as of September 16, 1996 through September 15, 2001 (the "Expiration Date") payable at Holder's sole discretion in cash or by reduction or cancellation of outstanding indebtedness under the Senior Secured Promissory Grid Note. Only VGBS or its successors or assigns shall be allowed to exercise this Warrant for a reduction in the amount due VGBS under the Promissory Note. Any exercise of this Warrant must be made in accordance with Section 2 hereof. After the Expiration Date, the Holder shall have no right to purchase any Common Stock hereunder.

         2. EXERCISE. The rights represented by this Warrant may be exercised, in whole or in part, by the Holder at any time within the periods specified in
Section 1 by: (a) surrender of this Warrant for cancellation (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (b) payment of the exercise price. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date on which all of the provisions of this Section 2 are satisfied, and the person(s) designated in the purchase form shall become the holder(s) of record of the shares of Common Stock issuable upon such exercise at that time and date. The certificates representing the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten business days, after this Warrant shall have been so exercised.

         3. TRANSFER OF WARRANT. Any transfer of this Warrant shall be effected by: (i) surrender of this Warrant for cancellation (with the assignment form at the end hereof properly executed) at the office or agency of the Company referred to in Section 2; (ii) delivery of a certificate (signed, if the Holder is a corporation or partnership, by an authorized officer or partner thereof), stating that each transferee designated in the assignment form is a permitted transferee under this Section 3; and (iii) delivery of an opinion of counsel stating that the proposed transfer may be made without registration or qualification under applicable Federal or state securities laws. This Warrant shall be deemed to have been transferred, in whole or in part to the extent specified, immediately prior to the close of business on the date the provisions of this Section 3 are satisfied, and the transferee(s) designated in the assignment form shall become the holder(s) of record at that time and date. Any transfer of this Warrant may be made to an affiliate of the Holder or to successors or assigns of the Holder upon the written consent of the Company, such consent not to be unreasonably withheld. The Company shall issue, in the name(s) of the designated transferee(s) (including the Holder if this Warrant has been transferred in part) a new Warrant or Warrants of like tenor and representing, in the aggregate, rights to purchase the same numbers of Common Stock as are then purchasable under this Warrant. Such new Warrant or Warrants shall be delivered to the record holder(s) thereof within a reasonable time, not exceeding ten business days, after the rights represented by this Warrant shall have
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been so transferred. As used herein (unless the context otherwise requires), the term "Holder" shall include each such transferee, and the term "Warrant" shall include each such transferred Warrant.

         4. COVENANTS OF THE COMPANY. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant, shall, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the Holder thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant.

         5. SHAREHOLDERS' RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         6. ANTI-DILUTION. In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization, or at any time increased or decreased in number due to a stock split, reverse split, combination of shares or stock dividends payable with respect to such Common Stock, appropriate adjustments shall be made in the number and kind of such securities then subject to this Warrant and in the Exercise Price of this Warrant effective as of the date of such occurrence, so that the position of the Holder upon exercise of this Warrant shall be the same as it would have been had it owned immediately prior to the occurrence of such event the Common Stock subject to this Warrant; provided, however, that in no event shall two adjustments be made for the same event. For example, if the Company declares a 2-for-1 stock dividend or stock split, then the number of shares of Common Stock then subject to this Warrant shall be doubled, and the Share Exercise Price shall each be reduced by 50 percent; such adjustments shall be made successively whenever any event described by this Section 7 shall occur.

         7. PRE-EMPTIVE RIGHTS. Provided that this Warrant remains outstanding, the Holder shall have pre-emptive rights to purchase any additional shares of Common Stock issued by the Company during the term of this Warrant on the same terms as such Common Stock is offered to third parties, such that the position of the Holder upon exercise of this Warrant shall be the same as it would have been had such Holder owned immediately prior to the occurrence of such event all of the Common Stock subject to this Warrant.

         8. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State without reference to its principles of conflicts of laws.

         9. AMENDMENT OR WAIVER. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company; provided, however, that such amendment, waiver or modification applies by its terms to each Holder; and provided
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further, that a Holder may waive any of its rights or the Company's obligations to such Holder without obtaining the consent of any other Holder.

         IN WITNESS WHEREOF, THE VILLAGE GREEN BOOKSTORE, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal and to be dated as of the date set forth on the first page hereof.

                                       THE VILLAGE GREEN BOOKSTORE, INC.


                                       By: /s/ Raymond C. Sparks
                                          -------------------------------------
                                          Name:       Raymond C. Sparks
                                          Title:      President and Chief
                                                      Executive Officer
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                                  PURCHASE FORM


                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)


         The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ________ shares of the Common Stock, $.001 par value per share, of THE VILLAGE GREEN BOOKSTORE, INC. (the "Company") and (fill in where applicable):

         (i) herewith makes payment of an aggregate of $____________ therefor; and/or

         (ii) herewith agrees to reduce the principal amount due under the Promissory Note between the Company and the Holder by $___________, such that the total amount now due and payable under said Promissory Note is equal to $________.

         The undersigned requests that the certificates for the shares of such Common Stock be issued in the name(s) of, and delivered to, the person(s) whose name(s) and address(es) are set forth below:


Dated:  _____________________

                                       __________________________________
                                       Name
                                       __________________________________
                                       Address


Signatures guaranteed by:


_____________________________


Taxpayer Identification Number:

_____________________________
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                                  TRANSFER FORM


                  (TO BE SIGNED ONLY UPON TRANSFER OF WARRANT)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ___________________________________________ the right to purchase
_____ shares of the Common Stock, $.001 par value per share, of THE VILLAGE GREEN BOOKSTORE, INC. (the "Company") and appoints ________________________ attorney to transfer such rights on the books of the Company, with full power of substitution in the premises.


Dated:  _____________________


                                            ___________________________________
                                            Name


                                            ___________________________________
                                            Address


Signatures guaranteed by:


_____________________________


Taxpayer Identification Number:

_____________________________